                       REPORT OF INDEPENDENT AUDITORS

We have audited the accompanying supplemental consolidated balance sheets of Vivra Incorporated (formed as a result of the consolidation of Vivra Incorporated; Kidney Centers of Charleston, Inc.; Brennan, Martell, and Mirmalli, M.D.s, P.A. and Allergy & Asthma Institute of South Florida, P.A.; and Orthonet, Inc.) as of November 30, 1995 and 1994 and the related supplemental consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended November 30, 1995. The supplemental consolidated financial statements give retroactive effect to the merger of Vivra Incorporated and Kidney Centers of Charleston, Inc. on May 1, 1996; Vivra Incorporated and Brennan, Martell and Mirmalli, M.D.s, P.A. and Allergy & Asthma Institute of South Florida, P.A. on May 1, 1996; and Vivra Incorporated and Orthonet, Inc., on February 28, 1996, all of which have been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of Vivra Incorporated. Our responsibility is to express an opinion on those supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vivra Incorporated at November 30, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended November 30, 1995, after giving retroactive effect to the merger of Kidney Centers of Charleston, Inc.; Brennan, Martell and Mirmalli, M.D.s, P.A. and Allergy & Asthma Institute of South Florida, P.A.; and Orthonet, Inc., as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

                                           ERNST & YOUNG LLP

Los Angeles, California
June 7, 1996

                      Vivra Incorporated and Subsidiaries

                   Supplemental Consolidated Balance Sheets


                                                                NOVEMBER 30,
                                                               1995     1994
                                                             -----------------
                                                              (IN THOUSANDS)

ASSETS
CURRENT ASSETS
Cash and cash equivalents                                  $  53,990  $  80,620

Short-term investments - held-to-maturity and                 43,616          -
available-for-sale (NOTE 4)
Accounts receivable, less allowance for doubtful
  accounts (1995 - $13,279 and 1994 - $10,640)                64,004     53,650
Inventories                                                    9,030      6,549
Prepaid expenses and other current assets                      1,959        989
Deferred income taxes (NOTE 6)                                14,514     10,674
                                                           --------------------
Total Current Assets                                         187,113    152,482

Marketable non-current investments - held-to-
  maturity (NOTE 4)                                           22,510          -
Property, buildings and equipment - at cost, less
  allowances for depreciation (NOTES 5 AND 7)                 76,189     66,717
Other assets                                                   8,479      5,353
Goodwill and other intangibles, less accumulated
  amortization                                               113,935     56,173
  (1995 - $6,727 and 1994 - $4,691)                        --------------------
                                                            $408,226   $280,725

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                           $  11,004  $  10,011
Accrued payroll and related benefits                          22,693     23,231
Other accrued expenses                                        10,768     10,978
Income taxes (NOTE 6)                                          4,674      2,184
Current portion of deferred income taxes                       3,791        283
Current maturities of long-term debt (NOTE 7)                  1,477      7,388
                                                           --------------------
Total Current Liabilities                                     54,407     54,075
Long-term debt - exclusive of current maturities               1,840      5,403
  (NOTE 7)
Deferred income taxes (NOTE 6)                                 6,643      6,184
Minority interest                                               (238)     1,391

STOCKHOLDERS' EQUITY (NOTE 8):
Common stock, par value $.01 per share; authorized
  80.0 million shares; issued 38.1 million                       381        223
  shares in 1995 and 32.6 million in 1994
Additional paid-in capital                                   142,762     54,876
Retained earnings                                            197,361    158,573
Net unrealized gain on marketable securities,                  5,070          -
  less applicable income taxes
                                                           --------------------
Total Stockholders' Equity                                   345,574    213,672
                                                           --------------------
                                                            $408,226   $280,725

SEE NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                          Vivra Incorporated and Subsidiaries

                   Supplemental Consolidated Statements of Earnings


                                                YEAR ENDED NOVEMBER 30
                                          1995          1994          1993
                                        ---------------------------------------
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

REVENUES
Operating revenues                      $366,516      $297,399      $228,002
Other income                               5,221         1,891         1,235
                                        ---------------------------------------
Total Revenues                           371,737       299,290       229,237

COSTS AND EXPENSES
Operating                                250,663       198,039       156,507
General and administrative                46,430        40,200        22,686
Depreciation                              10,978         9,712         7,344
Interest                                     444           571           945
                                        ---------------------------------------
Total Costs and Expenses                 308,515       248,522       187,482
                                        ---------------------------------------
Earnings from continuing operations,
  before minority interest and
  income taxes                            63,222        50,768        41,755
Minority interest                            (95)          (10)            -
                                        ---------------------------------------
Earnings from continuing operations,
  before income taxes                     63,127        50,758        41,755
Income taxes (NOTE 6)                     24,599        20,811        17,537
                                        ---------------------------------------
Net earnings from continuing operations   38,528        29,947        24,218

  Earnings from discontinued operations,
  less applicable taxes (NOTE 3)               -             -           554

Gain on sale of discontinued
  operations, less applicable taxes            -           697             -
  (NOTE 3)
                                        ---------------------------------------
NET EARNINGS                            $ 38,528     $  30,644      $  24,772
                                        =======================================
EARNINGS PER SHARE (PRIMARY AND FULLY
  DILUTED):
Net earnings from continuing operations $   1.06     $     .93      $     .77
Earnings from discontinued operations          -             -            .02
Gain on sale of discontinued operations        -           .02              -
                                        ---------------------------------------
Net earnings                            $   1.06     $     .95      $     .79
                                        =======================================
AVERAGE NUMBER OF COMMON SHARES:
      Primary                             36,474        32,111         31,222
      Fully diluted                       36,474        32,111         31,257
                                        =======================================

_____________________

SEE NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                      Vivra Incorporated and Subsidiaries

          Supplemental Consolidated Statements of Stockholders' Equity


                                                                                        Net Unrealized
                                          Additional                  Treasury Stock    Gain (Loss) on
                                Common     Paid-In      Retained     ----------------     Marketable
                                Stock      Capital      Earnings     Shares    Amount     Securities
                             -----------------------------------------------------------------------
                                                              (IN THOUSANDS)

BALANCE AT DECEMBER 1, 1992      $139      $40,578      $102,593       42     $(1,198)
Common Stock split
  effected by three-for-
  two distribution (NOTE 8)        64         (103)                    21
Cash paid in lieu of
  issuance of fractional shares                (12)
Exercise of employees'
  stock  options, net of
  treasury stock
  transactions (NOTE 8)             5        2,522                    (63)      1,198
Income tax benefits
  derived from employee
  stock option transactions                  2,776

Stock issued in connection
  with acquisitions (NOTE 2)        7            6           533
Net earnings for year                                     24,772
                             -----------------------------------------------------------------------
BALANCE AT NOVEMBER 30, 1993      215       45,767       127,898        -           -            -
Exercise of employees'
  stock options, net of
  treasury stock
  transactions (NOTE 8)             6        4,163
Income tax benefits
  derived from employee
  stock option transactions                  3,514
Stock issued in connection
 with acquisition (NOTE 2)          2        1,432            31
Net earnings for year                                     30,644
                             -----------------------------------------------------------------------

BALANCE AT NOVEMBER 30, 1994      223       54,876       158,573        -           -            -
Common stock split
  affected by three-for-
  two distribution (NOTE 8)       103         (103)
Cash paid in lieu to
  issuance of fractional
  shares                                       (59)
Sale of Common Stock (NOTE 8)      30       59,562
Exercise of employees'
  stock options, net of
  treasury stock
  transactions (NOTE 8)            14       13,800
Income tax benefits
  derived from employee
  stock option transactions                  5,162
Stock issued in connection
  with acquisition (NOTE 2)        11        9,524           260
Net earnings for year                                     38,528
Net unrealized gain on
  marketable securities,
  less applicable income
  taxes (NOTE 6)                                                                            $5,070
                             ------------------------------------------------------------------------
BALANCE AT NOVEMBER 30, 1995     $381     $142,762      $197,361        -           -       $5,070
                             ========================================================================

SEE NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                       Vivra Incorporated and Subsidiaries

                Supplemental Consolidated Statements of Cash Flow


                                               YEAR ENDED NOVEMBER 30
                                               1995      1994     1993
                                            ----------------------------
                                                   (IN THOUSANDS)

OPERATING ACTIVITIES
Net earnings                                 $38,528   $30,644   $24,772
Adjustments to reconcile net earnings to
  net cash provided by operating
  activities:
       Depreciation and amortization          14,093    11,792     8,694
       Assets held for sale                        -         -    (3,261)
       Gain on sale of discontinued                -    (1,229)        -
         operations
       Loss (Gain) on sale of property
         and investments                      (1,565)    1,061         1
       Other                                  (6,159)   (3,626)     (533)
       Changes in assets and liabilities:
         Accounts receivable                 (16,249)   (1,754)   (4,057)
         Inventories                          (2,431)   (1,287)     (510)
         Prepaid expenses and other current
           assets                             (1,652)      295       507
         Deferred income taxes                (3,841)   (4,039)   (2,094)
         Accounts payable                      5,312      (774)       25
         Accrued payroll and related
           benefits                             (369)    6,371     3,518
         Other accrued expenses               (3,279)    5,286     1,073
         Income taxes                          2,160     1,271       653
                                            ----------------------------
Net cash flow from operations                 24,548    44,011    28,788

FINANCING ACTIVITIES
Payments on long-term debt                    (7,703)   (3,652)   (1,494)
Proceeds from Common Stock offering           59,592         -         -
Proceeds from long-term borrowing                613     2,860       310
Proceeds from exercise of stock options
  and related transactions                    18,918     7,683     6,451
                                            ----------------------------
Net cash flow from financing                  71,420     6,891     5,267

INVESTING ACTIVITIES
Purchase of property, buildings and
  equipment                                  (28,925)  (20,761)  (12,316)
Purchase of held-to-maturity investments     (51,037)        -         -
Purchase of available-for-sale investments    (4,985)        -         -
Proceeds from sale of property,
  buildings and equipment                     29,158       193        14
Proceeds from sale of discontinued
  operations                                       -     6,238         -
Proceeds from investments in partnerships        841     1,627     1,097
Minority interest investment                  (1,000)   (1,500)        -
Payment for business acquisitions, net
  of cash acquired                           (66,650)   (9,160)   (9,885)
                                            ----------------------------
Net cash flow used in investing             (122,598)  (23,363)  (21,090)
                                            ----------------------------
Net increase (decrease) in cash and cash
  equivalents                                (26,630)   27,539    12,965
Beginning cash and cash equivalents           80,620    53,081    40,116
                                            ----------------------------
Ending cash and cash equivalents             $53,990   $80,620   $53,081
                                            ============================

SEE NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                       Vivra Incorporated and Subsidiaries

              Notes to Supplemental Consolidated Financial Statements

                                November 30, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
The supplemental consolidated financial statements include the accounts of the Company and its subsidiaries. In December 1993, the Company sold its home healthcare nursing business, Personal Care Health Services. The related gain on the sale is shown separately in 1994 under discontinued operations. The 1993 results of operations for the home healthcare nursing business are shown separately under discontinued operations, with the Supplemental Consolidated Statement of Earnings restated for comparative purposes. All significant intercompany transactions have been eliminated in the accompanying supplemental consolidated financial statements. Certain amounts have been reclassified to conform with 1995 presentations. As described more fully in Note 2, the Company completed business combinations with Orthonet, Inc. on February 28, 1996, Brennan, Martell and Mirmelli, M.D.'s, P.A. and Allergy & Asthma Institute of South Florida, P.A. on May 1, 1996 and Kidney Centers of Charleston, Inc. on
May 1, 1996 in stock for stock exchanges or mergers with the Company. These supplemental consolidated financial statements have been prepared following the pooling-of-interests method of accounting and reflect the combined financial position and operating results of the Company and these merged businesses for all periods presented. Upon issuance of financial statements for the period that includes the dates of the mergers, these supplemental consolidated financial statements will become the historical financial statements of the Company.

The Company's fiscal year end is November 30. These supplemental consolidated financial statements combine the results of the Company for each of the three years ended November 30, 1995 with Orthonet, Inc. and Kidney Centers of Charleston, Inc. for the three years ended December 31, 1995, and Brennan, Martell and Mirmelli, M.D.'s, P.A. and Allergy & Asthma Institute of South Florida, P.A. for the fiscal years ended February 29, 1996, February 28, 1995 and 1994. The effect of combining results based on different fiscal year conventions is not considered material to the Company's financial statements.

CASH EQUIVALENTS
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

FINANCIAL INSTRUMENTS
Effective December 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES ("FAS 115"), which resulted in a change in the accounting for debt and equity securities held for investment purposes. In accordance with FAS 115, the Company's debt and equity securities are now considered as either held-to-maturity or available-for-sale. Held-to-maturity securities represent those securities that the Company has both the positive intent and ability to hold to maturity and are carried at amortized cost. Available-for-sale securities represent those securities that do not meet the classification of held-to-maturity or trading, and are carried at fair value. Unrealized gains and losses on these securities are excluded from earnings and are reported as a separate component of Stockholders' Equity. The adoption of FAS 115 had no effect on the Company's reported earnings in fiscal 1995.

INVENTORIES
Inventories of supplies are stated at the lower of cost or market, with cost being determined on a first-in, first-out basis.

PROPERTY, BUILDINGS AND EQUIPMENT
Depreciation is computed on the straight-line method based on the estimated useful lives of buildings or items of equipment.

PREOPENING COSTS
Costs incurred prior to the opening of new facilities are deferred and amortized on a straight-line basis over a one to three year period.

GOODWILL AND OTHER INTANGIBLES
Goodwill resulting from acquisitions is being amortized on a straight-line basis over 15 to 40 years. The Company reviews the performance of its operating units periodically to determine if an impairment has occurred. If events or changes in circumstances indicate that an impairment exists, the Company writes-down the corresponding goodwill to fair value. Other intangible assets are being amortized on a straight-line basis over 15 to 30 years.

INCOME TAXES
Effective December 1, 1993, the Company adopted the provisions of Financial Accounting Standards Board Statement No. 109, ACCOUNTING FOR INCOME TAXES ("FAS 109"), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets. The Company adopted FAS 109 prospectively. There was no cumulative effect of the change in the method of accounting for income taxes.

OPERATING REVENUES
Operating revenues include amounts for services reimbursable by Medicare, Medicaid, certain Blue Cross and other third-party payers under reimbursement formulas in effect. Operating revenues are recorded net of any related contractual allowances. Medicare and Medicaid provided approximately 63% of the Company's operating revenues in fiscal year 1995. The balance of revenues, approximately 37%, was from insurance, private and other third-party payers.

STOCK OPTIONS
Proceeds from the exercise of stock options are credited to Common Stock to the extent of par value, and the balance to additional paid-in capital. No charges or credits are made to earnings with respect to options granted or exercised. Income tax benefits derived from the exercise of non-qualified stock options and from sales of stock obtained from incentive stock options before the minimum holding period are credited to additional paid-in capital.

EARNINGS PER SHARE
Earnings per share have been computed based upon the weighted average number of shares of Common Stock outstanding during each year after adjusting for stock splits and giving effect for Common Stock equivalents arising from stock options.

RECENT ACCOUNTING PRONOUNCEMENTS
Effective March 1995, the Financial Accounting Standards Board issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR
LONG-LIVED ASSETS TO BE DISPOSED OF ("FAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations, or to be disposed of, when such impairment has been determined. The Company will adopt FAS 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

2. MERGERS, ACQUISITIONS AND DISPOSITIONS

The Company completed business combinations with Orthonet, Inc. on February 28, 1996, Brennan, Martell and Mirmelli, M.D.'s, P.A. and Allergy & Asthma Institute of South Florida, P.A. on May 1, 1996 and Kidney Centers of Charleston, Inc. on May 1, 1996 in stock for stock exchanges or mergers with the Company. These transactions have been accounted for under the pooling-of-interests method. Accordingly, the historical financial statements for periods prior to the consummation of these combinations have been restated as though the companies had been combined. The restated financial statements have been adjusted to conform with differing accounting policies of the separate companies. All fees and expenses related to these transactions have not been reflected in the supplemental consolidated statements of income, but will be reflected in the Company's consolidated statements of income for the quarter ending May 31, 1996.

The calculation of net income per share for each period presented reflects the issuance of 1,405,373 shares for the Orthonet, Inc. combination, the Brennan, Martell and Mirmelli, M.D.'s, P.A. and Allergy & Asthma Institute of South Florida, P.A. merger and the Kidney Centers of Charleston,
Inc. merger, as if such shares were issued on December 1, 1992.

Separate and combined results from the above transactions are as follows and reflect income tax adjustments related to the Company's effective tax rate for each fiscal year:

                                           Vivra    Orthonet  Brennan  Charleston  Combined
                                           -----    --------  -------  ----------  --------

Year ended November 30,1995
Revenues................................. $355,647    $715     $8,156    $7,219    $371,737
Net Income...............................   37,940     187        121       280      38,528

Year ended November 30,1994
Revenues................................. $286,519    $274     $6,762    $5,735    $299,290
Net Income...............................   30,439      47        182       (24)     30,644

Year ended November 30,1993
Revenues................................. $217,981     ---     $6,305    $4,951    $229,237
Net Income...............................   24,396     ---        198       179      24,772


In 1995, the Company acquired twenty-eight dialysis centers. Total consideration paid was $76.0 million, consisting of cash of $58.0 million and 848,391 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by $59.7 million.

Also in 1995, the Company acquired seven physician businesses. Total cash consideration was $9.9 million, which exceeded the fair value of net assets acquired by $9.8 million.

The purchase price of 1995 acquisitions was allocated to $76.3 million of assets acquired, less $1.2 million of cash, and $2.4 million of liabilities assumed. The consideration included the Company's Common Stock and $66.7 million of cash.

During 1994, the Company acquired five dialysis centers. Total consideration paid was $4.3 million, consisting of cash of $763,000 and 255,777 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by approximately $1.8 million.

Also during 1994, the Company acquired eight physician practice and related businesses. Total consideration paid was $8.8 million, consisting of cash of $6.6 million and 130,043 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by approximately $6.2 million.

In November 1994, the Company purchased certain assets and liabilities in Asthma and Allergy CareAmerica, Inc., a provider of outpatient asthma/allergy care. Total consideration paid was $4.8 million, consisting of cash of $1.3 million and 210,602 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by approximately $2.1 million. The purchase agreement entitles the selling shareholders to receive further consideration of up to $14.3 million payable in cash or Common Stock of the Company, based upon meeting predetermined earnings targets in the years 1995 through 1998. The 1995 earnings target was not met, therefore no earnout payment was made.

During 1993, the Company acquired six dialysis centers. Total consideration paid was $17.9 million , consisting of cash of $9.9 million and 663,750 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by approximately $9.2 million.

The acquisitions of four dialysis centers in 1995, three dialysis centers in 1994, in addition to one physician practice, and two dialysis centers in 1993 have been accounted for under the pooling of interests method. Consolidated Financial Statements for the periods prior to the exchanges have not been restated as the effect of the poolings were not material to the Company.

The acquisitions of the remaining dialysis centers and related specialty businesses have all been accounted for as purchases and, accordingly, have been included in the statement of earnings since their dates of acquisition.

In June 1995, the Company completed the sale of the assets related to the operation of its five ambulatory surgery centers. In connection with the sale, the Company realized a pre-tax gain of $2.2 million.

In July 1995, the Company sold its 60% interest in South Coast Rehabilitation Services ("SCRS"), a medical rehabilitation provider. In connection with the sale, the Company realized a pre-tax gain of $2.0 million.

The following table presents the unaudited consolidated results of operations on a pro forma basis as though the acquisitions made in 1995 had occurred on December 1, 1993.


                          YEAR ENDED NOVEMBER 30
                               1995       1994
                      -------------------------------
                      (IN THOUSANDS, EXCEPT PER SHARE
                                  AMOUNTS)

Operating Revenues           $398,608   $352,596
Net Earnings                   39,750     32,533
Earnings per Share              $1.09      $0.99


3. DISCONTINUED OPERATIONS

In December 1993, the Company sold its home healthcare nursing business, Personal Care Health Services. The cash proceeds net of retained assets, liabilities and taxes were approximately $5.9 million. Accordingly, the home healthcare nursing business has been classified as a discontinued operation in the accompanying Supplemental Consolidated Statement of Earnings.

Net assets held for sale in the accompanying Supplemental Consolidated Balance Sheet are composed of $3.2 million net current assets and $502,000 of net noncurrent assets as of November 30, 1993. These amounts consist primarily of accounts receivable, furniture and equipment and related liabilities.

The sale of the home healthcare nursing business resulted in a gain on the sale of discontinued operations in the accompanying Supplemental Consolidated Statement of Earnings of $697,000 net of applicable income tax of $505,000 in 1994.

Revenues applicable to discontinued operations were $17.7 million in 1993. Earnings from discontinued operations in the accompanying Supplemental Consolidated Statement of Earnings were $554,000 net of applicable income tax of $402,000 in 1993.

4. INVESTMENTS

The amortized cost and estimated fair value of the Company's investments are as follows:

                                               NOVEMBER 30, 1995
                            ---------------------------------------------------
                                               GROSS       GROSS
                             AMORTIZED      UNREALIZED  UNREALIZED
                               COST            GAINS      LOSSES     FAIR VALUE
                            ---------------------------------------------------
                                                (IN THOUSANDS)

Short-term investments:
   Debt securities:
     Due within 1 year        $28,527       $       -    $      -      $28,527
   Marketable equity            6,486           9,049        (446)      15,089
                            ---------------------------------------------------
     Subtotal                  35,013           9,049        (446)      43,616

Noncurrent investments:
   Debt securities:
     Due after 1 year
     through 5 years           22,510               -           -       22,510
                            ---------------------------------------------------
Total Investments             $57,523          $9,049    $   (446)     $66,126
                            ===================================================

The Company's debt securities are classified as held-to-maturity and marketable equity securities are classified as available-for-sale.

5. PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment are summarized as follows:

                                               NOVEMBER 30
                                            1995        1994
                                         ---------------------
                                             (IN THOUSANDS)

Land                                      $  4,734    $  6,450
Buildings and improvements                  37,538      38,591
Furniture, fixtures and equipment           70,625      65,119
Construction in progress (estimated
  costs to complete at November 1995 -
  $2,634,000)                                4,067       1,006
                                          --------------------
                                           116,964     111,166
Less accumulated depreciation              (40,775)    (44,449)
                                          --------------------
                                          $ 76,189    $ 66,717
                                          ====================

6. INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                          YEAR ENDED NOVEMBER 30
                                                1995     1994
                                          ----------------------
                                               (IN THOUSANDS)

Deferred tax assets:
  Allowance for doubtful accounts            $  5,484  $  4,434
  Accrued compensation and other benefits       3,147     2,250
  Accrued workers compensation insurance        2,247     1,633
  Accrued health care costs                       577     1,062
  Deferred income                               2,882         -
  Other assets                                    177     1,295
                                             ------------------
Total deferred tax assets                      14,514    10,674

Deferred tax liabilities:
  Net unrealized gain on marketable             3,791       283
    securities, classified as current
  Amortization of intangibles                   4,428     3,241
  Depreciation                                  2,271     2,086
  Other liabilities                               (56)      857
                                             ------------------
Total deferred tax liabilities                 10,434     6,467
                                             ------------------
Net deferred tax assets                      $  4,080  $  4,207
                                             ==================

The above deferred tax assets and liabilities included deferred tax assets totaling $393,000 which were acquired as part of the Company's acquisitions in 1995.

Income tax expense from continuing operations consists of the following:

                              YEAR ENDED NOVEMBER 30
                             1995      1994      1993
                          -----------------------------
                                  (IN THOUSANDS)

   Current:
      Federal               $21,052   $19,031   $15,110
      State                   6,559     5,224     3,906
   Deferred (credit)         (3,012)   (3,444)   (1,479)
                          -----------------------------
                            $24,599   $20,811   $17,537
                          =============================

Deferred income taxes result from timing differences in the recognition of certain revenues and expenses for tax and financial statement purposes. The tax effects of these differences are:

                                              YEAR ENDED NOVEMBER 30
                                            1995       1994       1993
                                          ----------------------------
                                                  (IN THOUSANDS)

Amortization of intangibles                  $455      $1,786      $422

Provision for doubtful accounts
  in excess of amounts written off         (1,081)     (1,537)        -

Accrued compensation and
  other benefits                             (612)     (1,118)        -

Accrued workers compensation insurance       (640)     (1,098)        -

Health insurance reserves
  in excess of claims paid                    288        (129)     (912)

Deferred income                            (2,509)          -         -
Other                                       1,087      (1,348)     (989)
                                          ------------------------------
                                          $(3,012)    $(3,444)  $(1,479)
                                          ==============================

The differences between federal income taxes computed at the statutory rate and the total provision are:


                                                YEAR ENDED NOVEMBER 30
                                              1995       1994       1993
                                          --------------------------------
                                                    (IN THOUSANDS)

Federal income taxes at statutory rate     $22,094     $17,765     $14,615
State taxes on income, net
  of federal tax benefit                     3,371       2,958       2,364
Miscellaneous items                           (866)         88         558
                                           -------------------------------
                                           $24,599     $20,811     $17,537
                                           ===============================


The Company made income tax payments, net of refunds received, of $19,690,000, $20,629,000, and $14,523,000 in 1995, 1994 and 1993, respectively.

7. LONG-TERM DEBT

Long-term debt at November 30, 1995, consists of the following:

                                            Principal
                                                Due       Installments
                                              Within        Due After
                                             One Year       One Year
                                             -------------------------
                                                   (IN THOUSANDS)

Physician notes payable, collateralized
  by deeds of trust on physician practice
  assets with a cost of approximately
  $3,414,000, interest ranging from
  5-1/2% to 7%, due through 2000                $879         $1,285

Other notes payable, collateralized
  by deeds of trust on land, buildings
  and equipment with a cost of
  approximately $1,517,000                       598            555
                                             ------------------------
                                              $1,477         $1,840


Interest paid was $585,000, $481,000 and $853,000 in 1995, 1994 and 1993,
respectively.

The approximate annual maturities of long-term debt at November 30, 1995, are as follows:

      Year ending November 30                  (IN THOUSANDS)

      1996                                       $   1,477
      1997                                             708
      1998                                             532
      1999                                             354
      2000                                             189

8. CAPITAL STOCK AND STOCK OPTIONS

The Company declared three-for-two stock splits, in the form of stock dividends, for shareholders of record on October 25, 1995 and November 10, 1993 with shares distributed on November 22, 1995 and November 29, 1993, respectively. The number of shares and the earnings per share shown in the Supplemental Consolidated Financial Statements, as well as information in this Note, Note 2 and Note 12, have been restated to reflect the stock splits.

In February 1995, the Company completed a registered public offering. In this offering, the Company sold 2,992,500 shares of common stock and the Company realized net proceeds of approximately $59.3 million.

The Company has eight stock option plans under which stock options may be granted.

The Company's 1989 Stock Incentive Plan provides for the granting of options to purchase Common Stock to officers and other employees. Options may be granted at not less than 100% of fair market value at the date of grant, are exercisable at various dates and expire no more than 10 years after the date of grant. Options may be paid for in cash or by the return of previously acquired shares of Common Stock. Shares acquired by the Company through option exercises were 116,067 in 1994, and 92,021 in 1993. These shares were included in treasury stock and were valued at market at the date of exercise. Treasury shares issued in lieu of Common Stock to effect stock option exercises were 116,067 in 1994 and 187,028 in 1993.

As of November 30, 1995, 6,083,096 options had been granted, of which 1,143,436 are exercisable. Additionally, 736,725 options remain available for grant.

A summary of activity under the plan during 1993, 1994 and 1995 is as follows:


                                               Number                    Aggregate
                                             of Shares     Per Share   Option Price
                                            ---------------------------------------
                                            (IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                                     AND PER SHARE AMOUNTS)


Options outstanding at December 1, 1992      2,950,208    $ 3.72-13.33     $24,852
  Options granted                              727,313     10.56-15.50       8,387
  Options canceled and expired                 (33,870)     3.72-12.89        (377)
  Common Stock issued on exercise             (825,941)     3.72-12.44      (4,764)
                                             --------------------------------------
Options outstanding at November 30, 1993     2,817,710      4.00-15.50      28,098
  Options granted                              680,213     13.33-18.92      11,759
  Options canceled and expired                 (17,010)     4.00-11.72        (182)
  Common Stock issued on exercise             (675,530)     4.86-13.33      (4,384)
                                             --------------------------------------
Options outstanding at November 30, 1994     2,805,383      4.54-18.92      35,291
  Options granted                              889,960     17.92-23.25      19,146
  Options canceled and expired                (285,141)     4.86-21.92      (4,173)
  Common Stock issued on exercise           (1,018,396)     4.86-18.50     (11,725)
                                             ======================================
Options outstanding at November 30, 1995     2,391,806    $ 4.54-23.25    $ 38,539
                                             ======================================

The market value of the Company's Common Stock at the date the options were exercised was $17.81-$23.63 for 1995, $13.08-$19.17 for 1994, and $10.22-
$15.78 for 1993.

The Company adopted the Transition Consultants Stock Option Plan in connection with its spin-off from Community Psychiatric Centers on August 31, 1989. On that date options were granted to purchase 1,316,250 shares of the Company's Common Stock to four employees of Community Psychiatric Centers at $5.82, which was the fair market value at that date. As of November 30, 1995, all outstanding options are exercisable.

A summary of activity under the plan during 1993, 1994 and 1995 is as follows:


                                              Number              Aggregate
                                                of                 Option
                                              Shares    Per Share   Price
                                       --------------------------------------
                                       (IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                                AND PER SHARE AMOUNTS)

Options outstanding at December 1, 1992       839,813     $5.82    $4,888
  Common Stock issued on exercise             (52,313)     5.82      (305)
                                            ------------------------------
Options outstanding at November 30, 1993      787,500      5.82     4,583
  Common Stock issued on exercise            (278,400)     5.82    (1,620)
                                            ------------------------------
Options outstanding at November 30, 1994      509,100      5.82     2,963
  Common Stock issued on exercise            (359,100)     5.82    (2,090)
                                            ------------------------------
Options outstanding at November 30, 1995      150,000     $5.82   $   873


The market value of the Company's Common Stock at the date the options were exercised was $20.33-$22.30 for 1995 and $14.67-$19.33 for 1994 and $12.22-
$14.55 for 1993.

During 1995, the Company established Stock Option Plans for the following subsidiaries: Vivra Specialty Partners, Inc. (the "VSP Plan"), Vivra Heart Services, Inc. (the "VHS Plan"), Vivra Asthma & Allergy CareAmerica, Inc. (the "VAC Plan"), Vivra Health Advantage, Inc. (the "VHA Plan"), Vivra Orthopedic Services, Inc. (the "VOR Plan") and Vivra OB-GYN Services, Inc. (the "VOG Plan"), (collectively, the "1995 Stock Option Plans"). Each of the 1995 Stock Option Plans has similar terms. The plans provide for the granting of options to purchase common stock of the respective company to officers, employees, advisors and certain related entities of the company or Vivra. Options may be granted at not less than 100% of the fair market value at the date of grant, are exercisable at various dates and expire no more than 10 years after the date of grant. Options may be paid for in cash or by the return of previously acquired shares. Subject to certain conditions, stockholders in these companies are permitted to put shares at a defined date in the future to the company at a price equal to the then fair market value of the stock. If the employment or consulting agreement of any equity holder shall terminate, then the companies have the right to repurchase such stockholder's shares at the then fair market value. Additionally, the companies retain the right of first refusal regarding the sale or transfer of any acquired shares.

During 1995, there was no activity related to the VAC and VOG Plans. Information regarding activity in the other 1995 Stock Option Plans is summarized in the tables below:


                                               VSP PLAN    VHS PLAN
                                             ----------------------
Options outstanding at December 1, 1995               0           0
  Options granted                               845,000     782,000
                                             ----------------------
Options outstanding at November 30, 1995        845,000     782,500
                                             ======================
Number of subsidiary's fully diluted
  common shares                              18,845,000   6,782,500
Average option price per share at
  November 30, 1995                               $1.65       $0.50
                                             ======================
                                               VHA PLAN    VOR PLAN
                                             ----------------------
Options outstanding at December 1, 1995               0           0
      Options granted                           625,000     706,500
                                             ----------------------
Options outstanding at November 30, 1995        625,000     706,500
                                             ======================
Number of subsidiary's fully diluted
  common shares                               7,625,000   5,206,500
Average option price per share at
  November 30, 1995                               $0.79       $1.06


As of November 30, 1995, no options are exercisable under the 1995 Stock Option Plans.

During 1995, the Company sold the assets related to the operations of its subsidiary, Surgical Partners of America, Inc. ("SPA"). All personnel formerly employed by SPA were either transferred to another subsidiary or terminated. Accordingly, there are no longer any participants in the SPA 1992 Stock Option Plan. During the year, there were 178,823 options which were exercised and 551,503 options were forfeited and canceled.

9. PROFIT SHARING AND 401(K) PLAN

The Company's Profit Sharing Plan ("the Plan") is a noncontributory, trusteed profit sharing plan. All regular non-union employees in the United States (union employees are eligible if the collective bargaining agreement so specifies) with at least 1,000 hours of service per annum, over 21 years of age, and employed at fiscal year-end are eligible for participation in the Plan after one year of employment. Contributions to the Plan are discretionary and are determined annually by the Board of Directors. Effective February 1, 1993, the Plan was amended to add a 401(k) provision. Employees may make voluntary contributions of up to 10% of their before tax compensation under the 401(k) provision of the Plan and may also contribute up to an additional 10% of their after tax compensation in accordance with the original Plan provisions.

Contributions to the Plan by the Company were $940,000, $3.0 million and $1.6 million for 1995, 1994 and 1993, respectively.

10. BUSINESS SEGMENT INFORMATION

The Company has three principal business segments, Vivra Renal Care, Vivra Specialty Partners and Other Services. Vivra Renal Care consists of dialysis and specialty pharmacy services. Vivra Specialty Partners consists of Asthma/Allergy, Diabetes, Cardiology, OB-GYN and ENT network services. Other Services consists of the ambulatory surgery, rehabilitation therapy and primary care physician practice management businesses which were sold in 1995.

The following tables have been prepared in accordance with the requirements of FASB Statement No. 14. This information has been derived from the Company's accounting records and represents the Company's estimates as to proper allocation of certain expenses.

                                                YEAR ENDED NOVEMBER 30
                                              1995       1994       1993
                                           -------------------------------
                                                    (IN THOUSANDS)

Operating revenues:
  Vivra Renal Care                          $310,769   $259,988   $213,330
  Vivra Specialty Partners                    31,718     10,297      8,445
  Other Services                              24,029     27,114      6,227
                                           -------------------------------
    Total operating revenues                $366,516   $297,399   $228,002
                                           ===============================
Operating profits:
  Vivra Renal Care                           $64,766    $54,120    $44,403
  Vivra Specialty Partners                    (1,258)       631        766
  Other Services                                 (16)      (550)       199
                                           -------------------------------
    Total operating profits                  $63,492    $54,201    $45,368

Other income                                   5,221      1,891      1,235
Corporate expenses                            (5,047)    (4,753)    (3,903)
Interest expense                                (444)      (571)      (945)
                                           -------------------------------
  Earnings from continuing operations
  before minority interest and income
  taxes                                      $63,222    $50,768    $41,755
                                           ===============================


                                               YEAR ENDED NOVEMBER 30
                                              1995       1994     1993
                                         --------------------------------
                                                   (IN THOUSANDS)

Identifiable assets:
  Vivra Renal Care                          $252,099  $147,896  $137,139
  Vivra Specialty Partners                    27,088    16,226     2,077
  Other Services                               4,402    25,423    12,278
  Asset held for sale/Home
    Nursing Business                               -         -     3,727
  Corporate                                  124,637    91,180    56,083
                                         --------------------------------
                                            $408,226  $280,725  $211,304
                                         ================================
Depreciation expense:
  Vivra Renal Care                            $9,822    $8,785    $6,818
  Vivra Specialty Partners                       323        86        76
  Other Services                                 711       716       337
  Corporate                                      122       125       113
                                         --------------------------------
                                             $10,978    $9,712    $7,344
                                         ================================
Capitalized expenditures for
  property, buildings and
  equipment: (1)
    Vivra Renal Care                         $26,819   $14,927   $10,433
    Vivra Specialty Partners                   1,042       264        88
    Other Services                             1,000     5,514     1,661
    Corporate                                     64        56       134
                                         --------------------------------
                                             $28,925   $20,761   $12,316
                                         ================================

(1) Excludes assets acquired in business acquisitions of $4.3 million, $2.1 million and $1.5 million in 1995, 1994 and 1993, respectively.

11. COMMITMENTS AND CONTINGENCIES

The Company rents office facilities under lease arrangements which are classified for financial statement purposes as operating leases. The future minimum rental commitments under noncancellable operating leases at November 30, 1995, are summarized below:

                                                   (IN THOUSANDS)

        1996                                          $12,151
        1997                                            9,989
        1998                                            8,138
        1999                                            6,742
        2000                                            4,611


Total rent expense amounted to $11.4 million, $8.5 million, and $6.8 million in 1995, 1994, and 1993, respectively.

CONTINGENCIES

On May 20, 1992, in the Pennsylvania Court of Common Pleas in Delaware County, a complaint was filed against the Company's subsidiary, Vivra Renal Care ("VRC"). In September 1993, the court determined that the suit could proceed as a class action on behalf of 93 patients, subsequently reduced to 72, who were treated at one of the VRC facilities, some of whom are alleged to have died or been injured during the course of treatment. Unspecified compensatory and punitive damages are being claimed. Since May 20, 1992, four other individual actions have been filed asserting similar claims, one of which has been settled.

The Company's insurer has assumed defense of these actions, and the merit of the claims and the extent of the damages are still under investigation. As the investigation is not complete, management is unable to make an informed judgment as to the ultimate resolution of such proceedings and their impact on the results of operations; however, it believes insurance coverage is sufficient to cover any losses likely to result from these actions and therefore any such claims should not have a material adverse effect on the Company's financial condition.

The Company is also subject to other claims and suits in the ordinary course of business. Management believes that insurance is adequate to cover any such claims and the outcome of such claims should not have a material adverse effect on the Company's results of operations or financial condition.

12. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a tabulation of the unaudited quarterly data for the three years ended November 30, 1995.

                                                  Three months ended
                                  -------------------------------------------------
                                        February      May    August    November
                                          28/29       31       31         30
                                  -------------------------------------------------
                                    (IN THOUSANDS, EXCEPT PER SHARE AND PRICE DATA)

1995
Total operating revenues                 $87,214   $92,536   $91,661   $95,105
Net earnings                               8,686     9,983    10,596     9,263

Earnings per Share (Primary and
  Fully Diluted):
Net earnings                                 .26       .27       .28       .25

Stock prices:
  High                                    21-7/8    23-7/8    22-1/8    23-7/8
  Low                                     17-3/4    18-1/3    17-3/4    21-1/8

1994
Total operating revenues                 $66,659   $72,724   $77,140   $80,876
  Earnings from continuing operations      6,880     7,442     7,741     7,884
  Gain on sale of discontinued
    operations                               697        --        --        --
                                  -------------------------------------------------
Net earnings                               7,577     7,442     7,741     7,884

Earnings per Share (Primary and
  Fully Diluted):
  Continuing operations                      .22       .23       .24       .24
  Gain on sale of discontinued
    operations                               .02        --        --        --
                                  -------------------------------------------------
Net earnings                                 .24       .23       .24       .24

Stock prices:
  High                                    17-1/3    17-3/4    17-1/8    19-2/3
  Low                                     13-1/8    15-1/8    15-1/8        17


12. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


                                                  Three months ended
                                    -----------------------------------------------
                                       February      May      August    November
                                         28/29       31         31         30
                                    -----------------------------------------------
                                    (IN THOUSANDS, EXCEPT PER SHARE AND PRICE DATA)


1993
Total operating revenues                 $51,504   $55,187    $58,926   $62,385
  Earnings from continuing operations      5,297     5,854      6,552     6,515
  Earnings from discontinued operations       84       163        151       156
                                    -----------------------------------------------
Net earnings                               5,381     6,017      6,703     6,671

Earnings per Share (Primary and
  Fully Diluted):
     Continuing operations                   .17       .20        .21       .20
     Discontinued operations                   -       .01          -       .01
                                    -----------------------------------------------
Net earnings                                 .17       .21     .21(1)       .21

Stock prices:
     High                                 13-1/4    12-1/2     15-1/2    15-3/4
     Low                                  10-1/8     9-7/8         12    12-5/8


(1) As a result of rounding and the restatement of earnings from continuing operations in 1993, year to date third quarter earnings per share from continuing operations was $.58 rather than $.59.


13.  SUBSEQUENT EVENTS

During the six months ended May 31, 1996, the Company consummated mergers and acquisitions comprised of nineteen dialysis centers, twelve physician practices and an orthopedics network. The mergers and acquisitions were treated as pooling of interests or purchases. Total consideration paid was $93.6 million, consisting of cash of $38.3 million and 2,003,033 shares of the Company's Common Stock.